                                                                      EXHIBIT 21


                              LIST OF SUBSIDIARIES




            SUBSIDIARY                               STATE OF INCORPORATION
                                                        OR ORGANIZATION

      Credit Store Capital Corp                            Delaware

      American Credit Alliance, Inc                         Nevada

      Dakota Card Fund II, LLC                              Nevada

      TCS Funding IV, Inc.                                 Delaware

      Credit Store Services, Inc.                          Delaware

      Credit Store Financial, Inc.                         Delaware